SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Chicopee Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 18, 2013

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Chicopee Bancorp, Inc. The meeting will be held at Storrowton Tavern Carriage House, 1305 Memorial Avenue, West Springfield, Massachusetts on Wednesday, May 29, 2013, at 1:00 p.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. Directors and officers of the Company, as well as a representative of Berry Dunn McNeil & Parker, LLC, the Company’s independent registered public accounting firm, will be present to respond to appropriate questions of stockholders.

On April 18, 2013, under rules established by the Securities and Exchange Commission, we sent stockholders who are eligible to vote at the annual meeting a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including our proxy statement and annual report for 2012, online, rather than in traditional printed form. The Notice also explains the simple steps our eligible stockholders can follow in order to vote their shares online or by telephone. If you are among the stockholders who received the Notice explaining this process and would prefer to receive your proxy materials in the traditional hard copy format, the Notice also explains how to arrange to have the printed materials sent to you in the mail.

Whether or not you are able to attend the meeting, and regardless of the number of shares you own, your vote is important and we encourage you to vote promptly. You may vote your shares via a toll-free telephone number, over the Internet or on a paper proxy card. Instructions regarding the methods of voting are contained on the Notice and proxy card. Voting by proxy will not prevent you from voting in person at the annual meeting, but will ensure that your vote is counted if you are unable to attend.

We look forward to seeing you at the meeting.

Sincerely,
William J. Wagner
President and Chief Executive Officer

Chicopee Bancorp, Inc.

70 Center Street
Chicopee, Massachusetts 01013
(413) 594-6692
______________________

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS
____________________

TIME AND DATE	1:00 p.m., local time, on Wednesday, May 29, 2013

PLACE	Storrowton Tavern Carriage House
1305 Memorial Avenue
West Springfield, Massachusetts

ITEMS OF BUSINESS	(1) The election of three directors to serve for a term of three years.

(2)    The ratification of the selection of Berry Dunn McNeil & Parker, LLC as our independent registered public accounting firm for fiscal year 2013.

(3)    An advisory, non-binding vote to approve the executive compensation described in the proxy statement.

(4)    The transaction of such other business as may properly come before the meeting and any adjournment or postponement thereof.

RECORD DATE	To vote, you must have been a stockholder at the close of business on April 1, 2013.

PROXY VOTING
It is important that your shares be represented at the annual meeting whether or not you plan to attend. Please note that you may vote your shares by telephone, online or by mail. Instructions for voting via telephone or online are provided in the proxy card or voting instruction card sent to you. You may also vote by completing, signing and dating the proxy card or voting instruction card and promptly returning it in the envelope provided

By Order of the Board of Directors,

Theresa C. Szlosek
Corporate Secretary

Chicopee, Massachusetts
April 18, 2013

Chicopee Bancorp, Inc.
_____________________________________
Proxy Statement
_____________________________________

General Information

We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of Chicopee Bancorp, Inc. (“Chicopee Bancorp” or the “Company”) for the 2013 annual meeting of stockholders and for any adjournment or postponement of the meeting. The Company is the holding company for Chicopee Savings Bank (“Chicopee Savings” or the “Bank”).     We are holding the annual meeting at Storrowton Tavern Carriage House, 1305 Memorial Avenue, West Springfield, Massachusetts on Wednesday, May 29, 2013, at 1:00 p.m., local time.

Information about Voting

Who Can Vote at the Meeting

You are entitled to vote the shares of Chicopee Bancorp common stock that you owned as of the close of business on April 1, 2013. As of the close of business on April 1, 2013, a total of 5,428,585 shares of Chicopee Bancorp common stock were outstanding. Each share of common stock has one vote.

The Company’s Articles of Organization provide that record owners of Company common stock that is beneficially owned by a person who beneficially owns in excess of 10% of the Company’s outstanding common stock (a “10% beneficial owner”), shall not be entitled to vote, in the aggregate, shares beneficially owned by the 10% beneficial owner in excess of 10% of the Company’s outstanding common stock.

Important Notice Regarding the Availability of Proxy Materials for the 2013 Annual Meeting of Stockholders

On April 18, 2013, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders entitled to vote, which contains instructions on how to access this proxy statement and the annual report for 2012 and how to vote. You may also request that a printed copy of the proxy materials be sent to you. You will not receive a printed copy of the proxy materials unless you request one in the manner set forth in the Notice. The proxy materials are all available on the internet at the following website: http://www.cfpproxy.com/6036.

If you hold shares of our common stock through our stock-based benefit plans, you will receive a printed set of the proxy materials and a vote authorization form. Please vote your shares as instructed in the vote authorization form.

Ownership of Shares; Voting Your Shares

You may own shares of Chicopee Bancorp in one of the following ways:

•Directly in your name as the stockholder of record; or

•Indirectly through a broker, bank or other holder of record in “street name.”

If your shares are registered directly in your name, you have the right to give your proxy directly to us (by returning your proxy card or by voting by telephone or the Internet as instructed on the proxy card) or to vote in person at the meeting.

If you hold your shares in street name, you will receive instructions directly from your broker, bank or other holder of record regarding how to vote your shares. Your brokerage firm may also provide the ability to vote your proxy by telephone or online. If you hold your shares in street name your broker, bank or other holder of record will not vote your shares (other than with respect to the ratification of the appointment of our independent registered public accounting firm) unless you provide instructions to such holder of record on how to vote your shares. You should instruct your broker, bank or other holder of record how to vote your shares by following the directions they provide.

Attending the Meeting; Voting at the Meeting

If you hold your shares directly as the holder of record, you may attend the annual meeting and vote your shares directly. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from your bank or broker are examples of proof of ownership. If you want to vote your shares of Chicopee Bancorp common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other holder of record of your shares.

Quorum and Vote Required

Quorum. We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy.

Votes Required for Proposals. At this year’s annual meeting, stockholders will elect three directors to serve for a term of three years and until their respective successors have been elected and qualified. In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected.

In voting on the ratification of the appointment of Berry Dunn McNeil & Parker, LLC as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To ratify the selection of Berry Dunn McNeil & Parker, LLC as our independent registered public accounting firm for 2013, the affirmative vote of a majority of the votes cast on the proposal is required.

In voting on the advisory, non-binding proposal to approve the executive compensation described in this proxy statement, you may vote in favor of the advisory proposal, vote against the advisory proposal or abstain from voting. Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal. While this vote is required by law, it will neither be binding on the Board of Directors, nor will it create or imply any change in the fiduciary duties of or impose any additional fiduciary duty on the Board of Directors.

Broker Non-Votes. If you do not provide your broker or other record holder with voting instructions on certain non-routine matters (e.g., the election of directors and the advisory vote on executive compensation matters), your broker or other record holder will not have discretion to vote your shares on these matters. A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to routine matters, but does not vote on non-routine matters because you did not provide voting instructions on these matters. In the case of routine matters (e.g., the ratification of the independent auditors), your broker or other holder of record is permitted to vote your shares in the record holder’s discretion if you have not provided voting instructions.

How We Count Votes. If you return valid proxy instructions, vote by telephone or the Internet or attend the meeting in person, we will count your shares for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum.

In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In counting votes on the proposal to ratify the selection of the independent registered public accountants, we will not count abstentions as votes cast on the proposal. Therefore, abstentions will have no impact on the outcome of the proposal.

In counting votes on the advisory, non-binding proposal to approve the executive compensation described in this proxy statement, abstentions and broker non-votes will have no effect on the outcome of the vote.

Voting by Proxy

The Company’s Board of Directors is sending you this proxy statement to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card or as indicated when you vote by telephone or the Internet. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends that you vote:

•    for each of the nominees for director;

•    for ratification of the appointment of Berry Dunn McNeil & Parker, LLC as the Company’s independent registered public accounting firm; and

•    for approval of the advisory, non-binding proposal to approve the executive compensation described in this proxy statement.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your Company common stock may be voted by the persons named in the proxy card on the new meeting date, provided you have not revoked your proxy. The Company does not currently know of any other matters to be presented at the meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy, vote on a later date by telephone or the Internet or attend the meeting and vote your shares in person by ballot. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

Participants in the Chicopee Savings Bank ESOP

If you participate in the Chicopee Savings Bank Employee Stock Ownership Plan (the “ESOP”), you will receive a voting instruction card for the plan that reflects all shares you may vote under the plan. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to the participant’s account. The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all unallocated shares of Company common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. The deadline for returning your voting instructions to the ESOP Trustee is May 22, 2013.

Corporate Governance

Director Independence

The Company’s Board of Directors currently consists of eleven members. All of the directors are independent as defined by the rules of The NASDAQ Stock Market, except for Mr. Wagner, who is the President and Chief Executive Officer of the Company. In determining director independence, the Board of Directors considered transactions, relationships and arrangements between the Company and its directors, including relationships that are not required to be disclosed in this proxy statement under the heading “Other Information Relating to Directors and Executive Officers—Transactions with Related Persons” including the commercial services provided to the Company during 2012 by businesses operated by Mr. Bugbee, Mr. Masse and Ms. Tremble. The Board has determined that the amounts paid by the Company for such services were not material.

Board Leadership Structure

The Board of Directors currently combines the position of Chairman of the Board with the position of Chief Executive Officer, coupled with a lead independent director position to further strengthen the Company’s corporate governance structure. Mr. William J. Giokas serves as our lead independent director. The Board of Directors believes this provides an efficient and effective leadership model for the Company. Combining the Chairman of the Board and Chief Executive Officer positions fosters clear accountability, effective decision-making, and alignment on corporate strategy. The Board of Directors believes its administration of its risk oversight function is enhanced by the Board’s leadership structure. To assure effective independent oversight, the Board has adopted a number of governance practices, including holding executive sessions of the independent directors after Board meetings, as needed, and the Compensation Committee conducts performance evaluations of the Chairman of the Board and Chief Executive Officer.

Risk Oversight

The Board of Directors has an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. The Board of Directors regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each of these matters. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the full Board of Directors is regularly informed about all such risks.

Committees of the Board of Directors

The following table identifies the members of our Audit, Compensation and Nominating and Corporate Governance Committees as of April 1, 2013. All members of each committee are independent in accordance with the rules of The NASDAQ Stock Market. Each of the committees operates under a written charter that is approved by the Board of Directors. Each committee reviews and reassesses the adequacy of its charter at least annually. The charters of all three committees are available in the Governance Documents portion of the Investor Relations section of the Company’s website (www.chicopeesavings.com).

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Thomas J. Bardon.....................			X*
James H. Bugbee.......................		X
Douglas K. Engebretson...........		X
Gary G. Fitzgerald.....................	X
William J. Giokas......................			X
James P. Lynch..........................			X
William D. Masse......................	X*
Gregg F. Orlen...........................		X*
Paul C. Picknelly.......................	X
Judith T. Tremble.......................
William J. Wagner.....................

Number of Meetings in 2012....	5	4	2

*Denotes Chairperson

Audit Committee. The Audit Committee assists the Board of Directors in its oversight of the Company’s accounting and reporting practices, the quality and integrity of the Company’s financial reports and the Company’s compliance with applicable laws and regulations. The Committee is also responsible for engaging the Company’s independent registered public accounting firm and monitoring its conduct and independence. The Board of Directors has designated Gary G. Fitzgerald as an audit committee financial expert under the rules of the Securities and Exchange Commission. The report of the Audit Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement under the heading “Audit Committee Report.”

Compensation Committee. The Compensation Committee approves the compensation objectives for the Company and the Bank and establishes the compensation for the Chief Executive Officer and other Named Executive Officers. The Compensation Committee reviews all compensation components including base salary, bonus, benefits and other perquisites. Decisions by the Compensation Committee with respect to the compensation of executive officers are reported to the full Board of Directors. See “Compensation Discussion and Analysis” for more information regarding the role of the Compensation Committee, management and compensation consultants, if any, in determining the amount or form of executive compensation. The report of the Compensation Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement under the heading “Compensation Committee Report.”

Nominating and Corporate Governance Committee. The Company’s Nominating and Corporate Governance Committee identifies individuals qualified to become Board members, selects nominees for election as directors and develops a set of corporate governance policies and procedures. The procedures of the Nominating and Corporate Governance Committee required to be disclosed by the rules of the Securities and Exchange Commission are set forth in the following pages.

Nominating and Corporate Governance Committee Procedures

Qualifications. The Nominating and Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. First, a candidate must meet the eligibility requirements set forth in the Company’s bylaws, which include a residency requirement, an age requirement and a requirement that the candidate not have been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements for service on the Board of Directors set forth in any Board or committee governing documents.

The Nominating and Corporate Governance Committee will consider the following criteria in selecting nominees for initial election or appointment to the Board: contributions to the range of talent, skill and expertise for the Board; financial, regulatory and business experience and skills; familiarity with and participation in the local community; integrity, honesty and reputation in connection with upholding a position of trust with respect to customers; dedication to the Company and its stockholders; independence; equity holdings; and any other factors the Nominating and Corporate Governance Committee deems relevant, including diversity, size of the Board of Directors and regulatory disclosure obligations. We do not maintain a specific diversity policy, but the diversity of the Board is considered in our review of candidates. Diversity includes not only gender, race and ethnicity, but the various perspectives that come from having differing viewpoints, cultural backgrounds, geographic location (within our market area), and life experiences.

In addition, prior to nominating an existing director for re-election to the Board of Directors, the Nominating and Corporate Governance Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to the Board; and independence.

Director Nomination Process. The process that the Nominating and Corporate Governance Committee follows to identify and evaluate individuals to be nominated for election to the Board of Directors is as follows:

Identification. For purposes of identifying nominees for the Board of Directors, the Nominating and Corporate Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of the communities served by Chicopee Savings Bank. The Nominating and Corporate Governance Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth below. The Nominating and Corporate Governance Committee has not previously used an independent search firm to identify nominees.

Evaluation. In evaluating potential nominees, the Nominating and Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria, set forth above. In addition, the Nominating and Corporate Governance Committee will interview the candidate and conduct a check of the candidate’s background.

Consideration of Recommendations by Stockholders. It is the policy of the Nominating and Corporate Governance Committee of the Board of Directors of the Company to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board. To avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders. To submit a recommendation of a director candidate to the Nominating and Corporate Governance Committee, a stockholder should submit the following information in writing, addressed to the Chairperson of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:

1.    The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.
As to the stockholder making the recommendation, the name and address of such stockholder as it appears on the Company’s books; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders (regardless of whether the stockholder recommending the nomination seeks to have the nominee included in the Company’s proxy statement), the recommendation must be received by the Nominating and Corporate Governance Committee at least 120 calendar days before the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Meetings of the Board of Directors

The Company conducts business through meetings of its Board of Directors and through activities of its committees. During 2012, the Boards of Directors of the Company and the Bank each held nine meetings, respectively. Each current director attended at least 75% of the aggregate of the total number of Board meetings held and the total number of meetings held by committees on which such director served during 2012.

Attendance at the Annual Meeting

The Board of Directors encourages each director to attend annual meetings of stockholders. Of the then twelve members of the Board of Directors, all attended the 2012 annual meeting of stockholders.

Code of Ethics and Business Conduct

Chicopee Bancorp has adopted a Code of Ethics and Business Conduct (the “Code of Ethics”) that is designed to ensure that directors and employees meet the highest standards of ethical conduct. The Code of Ethics, which applies to all employees and directors, addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws and regulations. In addition, the Code of Ethics is designed to deter wrongdoing, avoid the appearance of conflicts of interest and promote honest and ethical conduct, full and accurate disclosure and compliance with all applicable laws and regulations.

Audit Committee Report

The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements, for its accounting and financial reporting principles and for the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered accounting firm is responsible for performing an independent audit of the Company’s financial statements and of its internal control over financial reporting in accordance with the standards of the United States Public Company Accounting Oversight Board (the “PCAOB”) and expressing an opinion as to the conformity of the Company’s financial statements with generally accepted accounting principles and the effectiveness of its internal control over financial reporting. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.
In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, as amended and adopted by the PCAOB, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.
In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning the independent registered public accounting firm’s independence. In concluding that the registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.
The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm that, in its report, expresses an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is in fact “independent.”
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the Securities and Exchange Commission. The Audit Committee also has approved, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.
Audit Committee of the Board of Directors of Chicopee Bancorp, Inc.
William D. Masse, Chairperson
Gary G. Fitzgerald
Paul C. Picknelly

Director Compensation

The following table provides the compensation received by individuals who served as non-employee directors of the Company and the Bank during the 2012 fiscal year.

Name	Fees Earned or Paid in Cash	Stock Award (1)	Option Awards (1)	Total
Thomas J. Bardon......................	$15,233	—	—	$15,233
James H. Bugbee.......................	21,850	—	—	21,850
Douglas K. Engebretson............	21,250	—	—	21,250
Gary G. Fitzgerald.....................	13,550	—	—	13,550
William J. Giokas......................	30,950	—	—	30,950
James P. Lynch...........................	14,750	—	—	14,750
William D. Masse......................	13,550	—	—	13,550
Gregg F. Orlen...........................	22,450	—	—	22,450
Paul C. Picknelly.......................	13,550	—	—	13,550
Judith T. Tremble.......................	14,750	—	—	14,750
____________________________

(1)
At December 31, 2012, 1,600 shares of unvested restricted stock were held in trust for Mr. Fitzgerald. At December 31, 2012, options to purchase 11,600 shares of common stock were held by each director listed above, except that Mr. Fitzgerald held no options.

Cash Retainers and Fees for Non-Employee Directors. Each non-employee director of Chicopee Bancorp receives a $3,000 annual retainer. In 2012, members of the Audit Committee received an additional $6,500 annual retainer.

Each non-employee director of the Bank receives $450 per meeting of the Board of Directors attended. In addition, each member of the Executive Committee receives a $13,000 annual retainer, while members of subcommittees of the Chicopee Bancorp’s and the Bank’s Boards of Directors receive $300 per meeting attended. Director Giokas receives $400 per Board meeting of the Bank attended, in addition to the fees paid to directors, for service as Clerk of the Bank. In addition, director Giokas receives an annual retainer of $4,000 as the Lead Director of Chicopee Bancorp. (See “Director Compensation” under Compensation Discussion and Analysis for further information.)

Director Emeritus Program. Chicopee Bancorp maintains a director emeritus program for retired directors. A director emeritus must represent and promote the interests of Chicopee Bancorp and its affiliates and refrain from business that competes with the business of Chicopee Bancorp and its affiliates. Under the program, all duly elected directors of Chicopee Bancorp who have served at least nine years as a director of Chicopee Savings Bank or Chicopee Bancorp are eligible to be appointed as a director emeritus. The current directors emeriti are Arthur DuBois, Louis Dupuis, Edward Fitzgerald, Francine Jasinski Hayward, Edmund Mekal, John Moylan, W. Guy Ormsby, Barry Soden and Edwin Sowa.

Stock Ownership

The following table provides information with respect to persons known by the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Percentages are based upon 5,428,585 shares outstanding as of April 1, 2013.

Name and Address	Number of Shares Owned	Percent of Common Stock Outstanding

Chicopee Savings Bank Employee Stock Ownership Plan 70 Center Street Chicopee, Massachusetts 01013	567,954(1)	10.5%
MHC Mutual Conversion Fund, L.P. Clover Partners, L.P. Clover Investments, L.L.C. Michael C. Mewhinney 100 Crescent Court, Suite 575 Dallas, Texas 75201	488,706(2)	9.0%
Chicopee Savings Bank Charitable Foundation 70 Center Street Chicopee, Massachusetts 01013	403,564(3)	7.4%
Amica Mutual Insurance Company 100 Amica Way Lincoln, Rhode Island 02865	362,157(4)	6.7%
____________________________________________

(1)
Includes 181,107 shares that have been allocated to participants’ accounts as of April 1, 2013. Under the terms of the ESOP, the ESOP trustee will vote shares allocated to participants’ accounts in the manner directed by the participants. The ESOP trustee, subject to its fiduciary responsibilities, will vote allocated shares for which no timely voting instructions are received in the same proportion as shares for which the trustee has received proper voting instructions from participants.

(2)	Based on information contained in a Schedule 13D/A filed with the U.S. Securities and Exchange Commission on December 5, 2012.

(3)
The Foundation’s gift instrument requires that all shares of common stock held by the Foundation must be voted in the same ratio as all other shares of Company common stock on all proposals considered by stockholders of the Company. The number of shares indicated is as of April 1, 2013.

(4)	Based on information contained in a Schedule 13G filed with the U.S. Securities and Exchange Commission on February 5, 2013.

The following table provides information as of April 1, 2013 about the shares of Company common stock that may be considered to be beneficially owned by each director or nominee for director of the Company, by the executive officers named in the Summary Compensation Table and by all directors, nominees for director and executive officers of the Company as a group. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, none of the shares listed are pledged as security and each of the named individuals has sole voting and investment power with respect to the shares shown.

Name	Number of Shares Owned(1)	Percent of Common Stock Outstanding(2)

Thomas J. Bardon (3)..........................................	39,399	*
James H. Bugbee (4)............................................	17,786	*
Douglas K. Engebretson (5)................................	30,936	*
Gary G. Fitzgerald (6)..........................................	2,300	*
William J. Giokas (7)...........................................	25,236	*
James P. Lynch (8)...............................................	16,036	*
William D. Masse................................................	25,736	*
Russell J. Omer....................................................	100,953	1.8%
Gregg F. Orlen (9)................................................	30,736	*
Paul C. Picknelly..................................................	35,736	*
Guida R. Sajdak (10)...........................................	27,426	*
Judith T. Tremble.................................................	18,236	*
William J. Wagner (11)........................................	221,913	3.9%

All Executive Officers, Directors and Director Nominees, as a Group (13 persons).....	592,429	10.3%
* Represents less than 1% of the Company’s outstanding shares.
(1) Amounts shown for each non-employee director other than Mr. Fitzgerald include 11,600 shares that can be acquired pursuant to stock options within 60 days of April 1, 2013. For Mr. Fitzgerald, amounts shown include 1,200 shares of restricted stock held in trust. In addition, for each executive officer listed, amounts include the following:

Name	Shares of Restricted Stock (held in trust)	Shares Allocated Under ESOP (held in trust)	Shares Credited Under SERP (held in trust)	Shares Credited Under SBERA 401(k) Plan (held in trust)	Stock Options Exercisable within 60 Days

Russell J. Omer.............	—	9,292	1,496	9,752	68,954
Guida R. Sajdak............	—	4,662	—	2,264	19,200
William J. Wagner.........	—	9,334	14,562	13,079	137,908

Executives have voting but not investment power with respect to shares of restricted stock, shares allocated under the ESOP and shares credited under the SERP. Executives have investment but not voting power with respect to shares credited under the SBERA 401(k) Plan.

(2)	Based on 5,428,585 shares of Company common stock outstanding and entitled to vote as of April 1, 2013.

(3)	Includes 11,248 shares held in an individual retirement account of Mr. Bardon’s spouse and 12,415 shares held in his individual retirement account.

(4)	Includes 350 shares held by each of Mr. Bugbee’s three children and 1,000 shares held in his individual retirement account.

(5)	Includes 2,000 shares held by a trust for which Mr. Engebretson’s spouse is the trustee.

(6)	In March 2011, Mr. Fitzgerald received 2,000 shares of restricted stock pursuant to the Company’s 2007 Equity Incentive Plan, which will vest 20% annually over a period of five years.

(7)
Includes 1,000 shares held in an individual retirement account of Mr. Giokas’ spouse; 500 shares held by Mr. Giokas’ son; 4,000 shares held in Mr. Giokas’ individual retirement account; and 4,000 shares held by a corporation of which Mr. Giokas is an owner. Mr. Giokas shares voting and investment power over the shares held by the corporation.

(8)	Mr. Lynch holds 4,436 shares jointly with his spouse.

(9)	Includes 10,000 shares held in Mr. Orlen’s individual retirement account.

(10)	Includes 200 shares owned by Ms. Sajdak’s son.

(11)
Includes 6,450 shares held in Mr. Wagner’s individual retirement account, 100 shares held in an individual retirement account of Mr. Wagner’s spouse, and 570 and 590 shares held by Mr. Wagner’s two daughters, respectively.

Proposal 1 — Election of Directors

The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. We currently have eleven directors. The Board has nominated three directors with terms expiring in 2013, (James Lynch, William Masse and William Wagner), for election as directors at this year’s annual meeting for a term of three years and until their respective successors have been elected and qualified.

It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named above. If any nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

The Board of Directors recommends a vote “FOR” the election of all nominees.

Information regarding the nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated in each nominee’s biography is as of December 31, 2012. The indicated period for service as a director includes service as a director of the Bank.

Nominees for Election of Directors

The nominees standing for election to serve for a three-year term are:

James P. Lynch retired in 2008 after serving 30 years with the Chicopee Housing Authority and 21 years as their Executive Director. Mr. Lynch is currently serving a six-month term on the Executive Committee and also serves on the Nominating and Corporate Governance Committee and the Bank’s Non-Deposit Investment Products (NDIP) Committee. Mr. Lynch holds a Bachelor of Arts degree. Mr. Lynch’s family owned and operated several retail establishments within the community as well. Mr. Lynch brings to the Board his extensive knowledge of the local housing and rental markets and his familiarity with the funding and administrative requirements of nonprofit organizations. Age 64. Director since 2004.

William D. Masse is the President of Granfield, Bugbee & Masse Insurance Agency. Mr. Masse has been in the insurance business over 30 years. He majored in economics at Williams College and is a valuable member of the Company’s Audit Committee, on which he serves as Chairman. Mr. Masse is the past President of the Valley Opportunity Council operating in Chicopee and Holyoke and has been serving on their board over 15 years. Age 56. Director since 1998.
William J. Wagner  has served as the President and Chief Executive Officer of Chicopee Savings Bank since 1984 and the President and the Chairman of the Board of Chicopee Bancorp, Inc, since its formation in 2006.  Mr. Wagner also serves as the president of the Chicopee Savings Bank Charitable Foundation and as president of each of the company’s subsidiary companies. Mr. Wagner is well known in the community through his active leadership roles and participation on the boards of several civic and charitable organizations. He currently serves as a director for the following organizations: Bankers Bank Northeast, the Savings Bank Employee Retirement Association (treasurer), the Center for Financial Training (chairman), the Depositors Insurance Fund of Massachusetts (executive committee), the Eastern States Exposition (treasurer), the Economic Development Council of Western Massachusetts, the Westmass Area Development Corporation (chairman) and is an active member for several other organizations. Mr. Wagner also served as the past chairman of the board of the Holyoke Community College and as past treasurer of the Sisters of Providence Health System.  Many recognition awards have been bestowed upon Chicopee Savings Bank and/or Mr. Wagner for his leadership role and direction of the Bank’s community service. He is the recipient the 2010 Bishops' Catholic Schools Award from the Diocese of Springfield, the 2009 EXCEL Award from the Chicopee Council on Aging, the 2007 Paul Harris Fellowship Award from the Rotary of West Springfield, the 2006 First Annual Presidential Award from the Elms College, the 2006 Cathedral High School Distinguished Alumni Award, the 2006 Holyoke Community College Distinguished Service Award, and various non-profit humanitarian awards. In 2003, Mr. Wagner received an Honorary Doctorate of Law Degree from the Elms College. Age 66. Director since 1984.

The following directors have terms ending in 2014:

William J. Giokas is the President and co-owner of Lamb Knitting Machine Corp. Mr. Giokas serves as the Clerk of the Corporation for Chicopee Savings Bank and the Lead Independent Director for Chicopee Bancorp, Inc. Mr. Giokas serves on the Executive Committee, the Asset/Liability Committee, and the Nominating and Corporate Governance Committee.  Mr. Giokas practiced law for five years prior to joining Lamb Knitting 26 years ago. Mr. Giokas has, in the past, served as Chairman/President of the board of directors of several local area non-profit organizations.  Mr. Giokas holds a Bachelor of Science degree in mechanical engineering and a Juris Doctorate.  Mr. Giokas brings both a business and legal perspective to our Board. Age 66.  Director since 1987.

Gregg F. Orlen is the owner of Gregg Orlen Custom Homebuilders and works as an excavating contractor. Mr. Orlen serves on the Executive Committee, is the Chairperson of the Company’s Compensation Committee and also serves on the Bank’s Compliance and CRA Committee. Mr. Orlen served on the development committee for South Hadley’s municipal golf course, The Ledges, and was responsible for the oversight of the construction phase. He remained on the golf course commission, while a resident of South Hadley. Mr. Orlen holds a Bachelor of Science in Business Management. Mr. Orlen is a well-established premier builder of residential homes within our market and brings to the Board his extensive knowledge of the local housing market. Age 63. Director since 1999.

Judith T. Tremble is an Executive Vice President of Valley Communications Systems, Inc., a total communications systems business in operation since 1945 within Chicopee offering sales, service and design. Ms. Tremble serves on the Bank’s Compliance and CRA Committee. For 15 years, Ms. Tremble served on the board of trustees of Bay Path College. She served on the board of Career Point (a non-profit workforce development agency) for 12 years and as their President for three of those years. Ms. Tremble has served on the boards of several local non-profit organizations. She is a graduate of Marymount University, Virginia and Springfield College, Massachusetts. She is a licensed psychologist, retired, in the Commonwealth of Massachusetts. Ms. Tremble brings to the Board a unique perspective of the local business and educational community. Age 70. Director since 1999.

The following directors have terms ending in 2015:

Thomas J. Bardon is the Treasurer of Chicopee Provision Co., Inc., a meat manufacturing company and home of the Blue Seal brand operating in Chicopee since 1920. Mr. Bardon serves as Chairman on the Nominating and Corporate Governance Committee. Mr. Bardon was the owner and operator of Custom Electronics, formerly operating in Chicopee . Mr. Bardon brings to the Board tremendous experience of operating two very successful local businesses. Age 72. Director since 1981.

James H. Bugbee is the Vice President and Treasurer of Granfield, Bugbee & Masse Insurance Agency. Mr. Bugbee serves on the Executive Committee, the Bank’s Compliance and CRA Committee, and the Company’s Compensation Committee. Mr. Bugbee holds a Bachelor of Science degree in Business Administration from Western New England University. He served as the past President/Chairman of several local non-profit organizations, including the Chicopee Boys & Girls Club. His expertise in the insurance industry, knowledge of the community, and business contacts are a value to the Company. Age 50. Director since 1996.

Douglas K. Engebretson is the Vice President and a Director of Tessier Associates, Inc., an architecture and interior design firm providing services for Western New England since 1923. Mr. Engebretson currently serves on the Executive and Compensation Committees. Mr. Engebretson received his Bachelor of Architecture degree from the University of Arizona. Mr. Engebretson recently served on the board of directors of the National Council of Architectural Registration Board, as their President. He is also a former Chairman of the Massachusetts Board of Registration of Architects and a former director of the National Architectural Accrediting Board. Mr. Engebretson is a recipient of the Fellowship, Group Study Exchange Award to Norway, by Rotary International. Mr. Engebretson brings to the Board a unique perspective of the market from a developers perspective along with local business and community contacts. Age 66. Director since 2000.

Gary G. Fitzgerald is a Certified Public Accountant and a Principal and Treasurer of Downey, Sweeney, Fitzgerald & Co., P.C. a Certified Public Accounting Firm. Mr. Fitzgerald served on the Board of Corporators of the Bank from 1993 until its dissolution in 2006. He holds a Masters of Science in Taxation degree. His extensive accounting background makes him a valuable asset to the Audit Committee, and he has been designated by the Board as the Company’s Financial Expert. Age 46. Director since 2009.

Paul C. Picknelly is a hotel owner and operator, as well as a commercial real estate developer. Mr. Picknelly currently serves as President of the Sheraton Springfield and the Hilton Garden Inn in Springfield and Worcester. Mr. Picknelly also serves as President of the Monarch Place Office Complex. Mr. Picknelly currently serves on the Audit Committee and brings to the Board his unique and extensive knowledge of the local economy from a hotel management and real estate developer perspective as well having many community and political contacts. Age 52. Director since 2000.

Proposal 2 — Ratification of Independent Registered Public
Accounting Firm

The Audit Committee of the Board of Directors has appointed Berry Dunn McNeil & Parker, LLC to be its independent registered public accounting firm for the 2013 fiscal year, subject to ratification by stockholders. A representative of Berry Dunn McNeil & Parker, LLC is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of Berry Dunn McNeil & Parker, LLC is not approved by a majority of the votes cast by stockholders at the annual meeting, other independent registered public accounting firms may be considered by the Audit Committee of the Board of Directors.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Berry Dunn McNeil & Parker, LLC as the Company’s independent registered public accounting firm.

Audit Fees

The following table sets forth the fees billed to the Company for the fiscal years ending December 31, 2012, and December 31, 2011, by Berry Dunn McNeil & Parker, LLC:

	2012	2011

Audit Fees................................................	$193,909	$190,909
Audit-Related Fees (1).............................	16,897	16,420
Tax Fees....................................................	__	__
All Other Fees..........................................	__	__
_________________________

(1)	For 2012 and 2011, audit-related fees include agreed-upon attestation services related to the Company’s employee benefit plan and audit of the Company’s Employee Stock Ownership Plan.

Pre-Approval of Services by the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. Such approval process ensures that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.

In addition, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. Requests for services by the independent registered public accounting firm for compliance with the auditor services policy must be specific as to the particular services to be provided. The request may be made with respect to either specific services or a type of service for predictable or recurring services. During the year ended December 31, 2012, all services were approved, in advance, by the Audit Committee in compliance with these procedures.

Proposal 3 — Advisory Vote On Executive Compensation

The compensation of our Named Executive Officers listed in the Summary Compensation Table under the heading “Executive Compensation,” is described below under the headings “Compensation Discussion and Analysis” and “Executive Compensation.” Stockholders are urged to read these sections of this proxy statement.

In accordance with the rules of the Securities and Exchange Commission, we are required to hold the following votes with respect to the compensation of our Named Executive Officers: (i) an advisory, non-binding vote to approve the compensation of our Named Executive Officers described in this proxy statement, commonly referred to as a “Say on Pay Vote”; and (ii), at least once every six years, an advisory, non-binding vote on the frequency of the Say on Pay Vote in the future (the “Frequency Vote”). In light of the vote of the stockholders at our 2011 annual meeting of stockholders with respect to the Frequency Vote, we determined to include the Say on Pay Vote in our proxy materials for each annual meeting of stockholders until the next Frequency Vote, which will occur no later than our 2017 annual meeting of stockholders. Accordingly, at the 2013 annual meeting of stockholders, stockholders will be asked to provide their support with respect to the compensation of our Named Executive Officers by voting on the following advisory, non-binding resolution (the Say on Pay Vote):

RESOLVED, that the compensation paid to the company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

This advisory vote is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee value constructive dialogue on executive compensation and other important governance topics with our stockholders and encourages all stockholders to vote their shares on this matter. The Board of Directors and the Compensation Committee will review the results of the vote and take them into consideration when making future decisions regarding our executive compensation programs.

Unless otherwise instructed, validly executed proxies will be voted “FOR” this resolution.

The Board of Directors unanimously recommends that you vote “FOR” the resolution set forth in Proposal Three.

Compensation Committee Report
The Compensation Committee met four times during 2012. Based on its review and discussion, the Compensation Committee recommended to the Board of Directors that the section entitled "Compensation Discussion and Analysis" be included in this Proxy Statement for the fiscal year ended December 31, 2012.
Compensation Committee
Gregg F. Orlen, Chair
James H. Bugbee
Douglas K. Engebretson
Compensation Discussion and Analysis
Executive Summary
This Compensation Discussion and Analysis is focused specifically on the compensation of Chicopee Bancorp, Inc. executive officers, each of whom is named in the Summary Compensation Table for the year ending December 31, 2012, following this CD&A. The three executive officers are referred to in this CD&A as “Named Executive Officers” and are listed here:
Name    Title
William J. Wagner    President and Chief Executive Officer
Russell J. Omer    Executive Vice President and Chief Lending Officer
Guida R. Sajdak    Senior Vice President and Chief Financial Officer
The Company remains committed to following long-term strategies and controlling risks that result in increased equity value for our stockholders. During 2012, the Company delivered positive financial results:

•
The Company’s year-end results were strong. The fourth quarter of 2012 marked the Company’s eleventh consecutive quarter of positive earnings. Net income increased 124.1% from $1.100 million, or $0.21 earnings per share to $2.465 million, or $0.49 basic earnings per share.

•
The Company remained committed to our strategy to build long-term franchise value, as we continue to increase the Company’s tangible book value, which has increased $0.74, or 4.7%, and increase stockholders’ returns. We continued with strong growth in both loans and core deposits, the cornerstones for enhancing the franchise value of the Company. Core deposits increased $48.4 million, or 20.2%, and the loan portfolio grew by $21.5 million, or 4.8%.

•
The Company remained committed to reducing costs to improve operating efficiency by controlling operating expenses and managing net interest income. The efficiency ratio improved from 91.0% for the twelve months ended December 31, 2011, to 84.0% for the twelve months ended December 31, 2012.

•	The Board of Directors initiated the first Dividend Program for the Company’s stockholders. This is a significant milestone for our Company and provides another tool to enhance stockholder value.

Our Compensation Philosophy and Objectives
Our compensation philosophy and objectives begin with the premise that the success of the Company depends, in large part, on the dedication and commitment of the people we place in key operating positions and on the compensation program we provide such persons to complement our business strategy and other corporate objectives. The purpose of our compensation program is to maximize stockholder value through the recruitment, retention and motivation of talented employees and officers (including Named Executive Officers, as defined above) of Chicopee Bancorp. We recognize that the Company operates in a competitive environment for talent. Therefore, our approach to compensation considers the full range of compensation elements that enable us to compare favorably with our peers as we seek to attract and retain key personnel. We assess our program annually from a risk perspective and seek to use the best practices in the industry.
We design our compensation decisions on the following four basic principles:

•
Align with Stockholder Interest – As a public company, we use equity compensation as a key component of our compensation program to develop a culture of ownership among our key personnel and to align their individual financial interests with the interests of our stockholders.

•
Drive Performance – We structure compensation in part on the attainment of company-wide objectives and individual performance objectives that contribute to our growth within a prudent risk tolerance. It is our belief that near term loan and deposit growth is critical to achieving future profitability. Therefore, company-wide and individual objectives are weighted toward growth and credit quality.

•
Meet Employment Competitiveness – Our goal is to compensate our employees at competitive levels that position us as the employer of choice among our peers who provide similar financial services in the communities we serve.

•	Reflecting Business Philosophy – Our approach to compensation reflects our values and the way we do business in the communities we serve.
Designing our Compensation Program
Our compensation program is designed to reward the Named Executive Officers based on their experience, management responsibilities and performance levels. The creation of long-term stockholder value is highly dependent on the development and effective execution of a sound business strategy by our Named Executive Officers. Other considerations influencing the design of our executive compensation program are:

•	experience in the financial services industry that promotes the safe and sound operation of Chicopee Bancorp and achievement of sound risk management;

•	sufficient experience in our markets relating to the needs of our customers, products and services;

•	individual performance and contribution in helping our team achieve our corporate goals, some of which are subjective in nature;

•	retention and development of incumbent executives who meet or exceed performance objectives; and

•	the compensation and employment practices of Chicopee Bancorp’s competitors in the marketplace.
Role of the Compensation Committee and Certain Executive Officers
The Compensation Committee of the Board of Directors is composed of three independent members of the Board and operates under a written Charter. The Chicopee Bancorp, Inc. Compensation Committee Charter establishes a framework for the fulfillment of the Committee’s responsibilities. Under the Charter, the Committee is responsible for setting the compensation philosophy, overseeing the compensation and benefit programs and making recommendations to the full Board of Directors with respect to our compensation program related to the Named Executive Officers. The Committee reviews the Charter at least annually to ensure that the scope of the Charter is consistent with the Committee’s expected role.

The Board relies on the Compensation Committee to develop our executive compensation program and to monitor the success of the program in achieving the objectives of our compensation philosophy. The Committee is also responsible for the administration of our compensation programs and policies, including setting the overall level of base salary, incentives, benefits and contractual total compensation for our officers. The Committee reviews and approves all compensation decisions relating to our officers, and the Committee reviews the risks associated with our compensation policies and practices. The compensation of our Chief Executive Officer and the other Named Executive Officers is determined by the Compensation Committee.
The executive officers who serve as a resource to the Compensation Committee are the President and Chief Executive Officer and the Senior Vice President of Human Resources. As requested by the Compensation Committee, these officers attend the Compensation Committee meetings at the invitation of the Committee. Our Chief Executive Officer and our Senior Vice President of Human Resources make recommendations from time to time regarding the appropriate mix and level of compensation for their subordinates. Those recommendations consider the objectives and elements of our compensation philosophy and the range of compensation programs authorized by the Compensation Committee. The two executives participate in Compensation Committee activities purely in an informational and advisory capacity and have no vote in the Compensation Committee’s decision-making process. The President and Chief Executive Officer and the Senior Vice President of Human Resources do not attend those portions of Compensation Committee meetings during which their own performance is evaluated or their compensation is being determined.
Role of Compensation Consultants
The Compensation Committee engages an independent compensation consulting firm to assist in the compensation governance process for the Named Executive Officers. The consultant is retained by and reports to the Compensation Committee. In developing compensation and incentive plans for the Named Executives, the Compensation Committee utilized the services of Arthur Warren Associates.
In 2012, Arthur Warren Associates reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking. The Committee met with the compensation consultant in March, November and December of 2012 to evaluate the consultant’s observations, analysis and recommendations. The Committee believes that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of our executive compensation does not encourage management to assume excessive risks. The Compensation Committee concluded that weighting the pay mix towards long-term equity incentive compensation discourages inappropriate short-term risk taking.
The Compensation Committee evaluated published compensation survey data and other relevant information provided by Arthur Warren Associates. The Committee used the public proxy data to evaluate salary and incentive levels for Named Executive Officers. The public proxy data was supplemented with the 2012 Pearl Meyer & Partners Northeast Bankers Survey. The Compensation Committee benchmark our compensation program against our peers to ensure that our program is consistent with prevailing practices in our industry. The asset size of the Company was also considered when comparing compensation against our peers. The peer group of publicly traded banks consisted of 15 banks within New England having assets ranging between $251 million and $ 1.6 billion. The banks included in the peer analysis are Bar Harbor Bankshares, Community Bancorp, Enterprise Bancorp, Hampden Bancorp, Hingham Institution for Savings, Mayflower Bancorp, New Hampshire Thrift Bancshares, Newport Bancorp, PSB Holdings, Salisbury Bancorp, SBT Bancorp, SI Financial Group, The First Bancorp, Union Bankshares and United Financial Bancorp. Total fees paid during the year 2012 for services performed by Arthur Warren Associates were $33,939.
A critical element of our compensation philosophy and a key driver of specific compensation decisions for our Compensation Committee and our management team is the comparative analysis of all of the Company’s employee compensation mix and levels relative to a peer group of publicly traded banks and mutual banks. We firmly believe that the cornerstone of our compensation program is the maintenance of a competitive compensation program relative to the companies with whom we compete for talent. In 2012, our employee peer group was selected with the assistance of compensation consultants on the basis of several factors, including geographic location, size, operating characteristics and financial performance. Annually, we participate in a compensation survey with Pearl Meyer & Partners located in Southborough, Massachusetts. This survey includes 110 banks and financial institutions with operations primarily in Massachusetts, details 87 officer positions and 82 non-officer positions and includes over 14,300 incumbents. All data was effective as of April 1, 2012, with bonus and short-term (annual) incentive plan pay-outs based on the 2011 calendar year and paid in 2012. The survey consisted of five asset-size groupings and also provided current compensation trends and observations within the market for compensation policies and practices. The Company’s asset size was within the $600 million up to $1 billion group. Within that group, 19 institutions reported having median total assets of $730 million. Of that total, 13% of the banks reporting were publicly traded stock banks, 13% were privately (closely) held stock banks and 73% were mutual banks. Compensation data for officer positions was reported by asset size as well as mutual vs. stock form of ownership and detailed long-term incentive data. The Company was able to compare compensation for its Named Executive Officers to those within our asset size as well as other asset size groupings.
When evaluating compensation for our officers, in addition to considering the relevance of the data disclosed in the compensation surveys, the following is also considered:

•	our business need for certain officer level skills;

•	the contributions an officer has made or we believe will make to our success; and

•	the transferability of an officer’s managerial skills to other potential employers.
Elements of Compensation
Our compensation program currently relies on four primary elements: (i) base compensation or salary; (ii) discretionary cash-based, short-term incentive compensation; (iii) discretionary long-term performance incentives in the form of stock-based compensation and long-term incentive compensation; and (iv) employee benefits to provide for appropriate vacation and meaningful income replacement in the event of retirement, sickness, accident, death or disability. We believe we can meet the objectives of our compensation philosophy by achieving a balance among these four elements that is competitive with our industry peers and creates appropriate incentives for our management team.
Base Compensation. The base salaries of our Named Executive Officers are reviewed at least annually to assess our competitive position and make any necessary adjustments. Our goal is to maintain salary levels for our Named Executive Officers at a level consistent with base pay received by those in comparable positions at our peers. To further that goal, we obtain peer group information from a variety of sources including an independent compensation consultant. We also evaluate salary levels at the time of promotion or other change in responsibilities or as a result of specific commitments we made when a specific officer was hired. Individual performance and retention risk are also considered as part of our annual assessment. See “Executive Compensation – Summary Compensation Table” for the salaries paid to our Named Executive Officers in 2012.
Cash-Based Short-Term Incentive Compensation. On an annual basis, the Compensation Committee of the Board of Directors determines whether it will establish a cash-based incentive program for our Named Executive Officers and other officers. No short-term incentive plan was established for our Named Executive Officers and none received a short-term cash bonus for 2012. The implementation of a cash-based, short-term incentive program is based primarily on the financial performance of the Company and individual executive objectives. If Company earnings are strong and our Named Executive Officers have attained certain pre-established performance objectives, the Compensation Committee may authorize cash bonuses.  The objective of a cash-based incentive compensation program is to drive annual performance at both the Company and individual levels to risk adjusted levels by establishing floor, target and maximum ceiling thresholds tied to increasing levels of incentive awards. The Committee approved a payout of 3% of base compensation to other officers and staff.
Non-Equity Incentive Compensation. The bank has implemented the Chicopee Bancorp, Inc. 2012 Phantom Stock Unit Award and Long-Term Incentive Plan (LTIP) for selected officers, including the Named Executive Officers. The LTIP is intended to supplement selected key contributor compensation and to encourage participants to accomplish longer term performance objectives consistent with the Bank’s business objectives. The LTIP is an annual cash-based incentive plan that is granted based on the previous year’s EPS performance determined by the Board and paid to the participant at the end of three years. For 2012, the President and Chief Executive Officer voluntarily withdrew his participation in the LTIP plan. The Executive Vice President and Chief Lending Officer and the Senior Vice President

and Chief Financial Officer received award grants, which as of December 31, 2012, had a value of $20,121 and $13,706 respectively. These grants are subject to a three-year cliff vesting schedule (100% vesting after three years).
Long-Term Performance Incentive Compensation. Our long-term incentive compensation plan is based on the delivery of equity-based compensation, including stock options and restricted stock awards, to our Named Executive Officers, key employees and directors in accordance with our 2007 Equity Incentive Plan, approved by our stockholders at the 2007 Annual Meeting. Under this plan, awards are granted based on the achievement of specific named objectives during the previous calendar year. In 2012, the President and Chief Executive Officer received a grant of 20,000 stock options, the Executive Vice President and Chief Lending Officer received a grant of 10,000 stock options and the Senior Vice President and Chief Financial Officer received a grant of 6,000 stock options. In 2013, also under the 2007 plan, the President and Chief Executive Officer received a grant of 30,000 stock options, the Executive Vice President and Chief Lending Officer received a grant of 10,000 stock options and the Senior Vice President and Chief Financial Officer received a grant of 15,000 stock options. The Compensation Committee believes that equity-based compensation is an important element of our overall compensation philosophy that providing officers and directors with incentives linked to the performance of our common stock enables us to retain high level executives and ties the compensation of those executives to the creation of long-term value for our stockholders. The nature and size of the awards under our equity-based program are based on a number of factors including performance objectives, awards made to those holding comparable positions in our peer group, applicable regulatory restrictions and the tax consequences and accounting treatment of specific equity compensation techniques.
The Compensation Committee balances both short-term, cash-based incentives with long-term equity to achieve Company strategic goals as well as to better manage risk.
Clawback Policy. In 2011, the Board of Directors adopted a clawback policy to recover certain incentive payments paid to the Company’s Named Executive Officers in the event the Compensation Committee determines that fraud, material error, gross negligence or intentional misconduct by a Named Executive Officer contributed to the Company’s restatement of its financial statements.
Employee Benefit Compensation. The Compensation Committee believes that the employee benefit program should be competitive and consistent with our employee needs. Moreover, our executives and employees live in the community we serve and their welfare is important. The Compensation Committee balances employee benefit compensation to meet income replacement needs in the event of death, sickness, retirement and disability.
Allocation Among Compensation Elements
The mix of base salary, short-term cash-based incentives, long-term incentive compensation and benefits varies depending upon the role and responsibility of the individual officer in the organization. Benefits round out the total compensation. All compensation elements are allocated to achieve the Company’s total pay philosophy of balancing risk and reward.
Potential Post-Termination or Change in Control Benefits
We recognize that an important consideration in our ability to attract and retain key personnel is our ability to minimize the impact on our management team of the possible disruption associated with our analysis and incorporation of strategic opportunities. Accordingly, we believe that it is in the best interest of Chicopee Bancorp and its stockholders to provide our key personnel with reasonable financial arrangements in the event of termination of employment following a change in control or involuntary termination of employment for reasons other than cause. Each of our executives who has an employment agreement or a change in control agreement has a provision in his or her agreement that provides for certain benefits in the event of voluntary or involuntary termination following a change in control. These provisions, along with the estimated severance payments for the executives, are described in the “Potential Post-Termination or Change in Control Benefits” section of this proxy statement. In addition, the employment agreements and change in control agreements contain provisions that provide for certain severance benefits in the event we terminate an executive’s employment for reasons other than cause. These provisions, along with the estimated severance payments for the executives, are described in the “Potential Post-Termination or Change in Control Benefits” section of this proxy statement.

We also maintain an employee severance compensation plan for all eligible employees who do not have a change in control agreement or employment agreement. This plan provides the employees with a severance benefit in the event their employment is terminated within one year of a change in control.
Tax and Accounting Considerations
In consultation with our tax and accounting advisors, we evaluate the tax consequences to Chicopee Bancorp and accounting treatment of each of our compensation programs at the time of adoption and on an annual basis to ensure that we understand the financial impact of the program. Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirements. As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences.
Retirement Benefits
We offer our employees two tax-qualified retirement plans, which include a 401(k) plan and an employee stock ownership plan (ESOP).
Our primary retirement vehicle is our 401(k) plan, which enables our employees to supplement their retirement savings with elective deferral contributions that we match at a specified level. We also provide an annual Safe Harbor contribution of 3% of pay.
In addition, we maintain an employee stock ownership plan (ESOP) that allows participants to accumulate a retirement benefit in employer stock funded by the Company.
Consistent with industry practice, we supplement our tax-qualified plans with nonqualified arrangements that provide benefits to certain officers who are affected by Internal Revenue Code limits applicable to tax-qualified plans. We provide our President and Chief Executive Officer and the Executive Vice President and Chief Lending Officer with supplemental executive retirement agreements, which provide the executives with an annual retirement benefit. See “Executive Compensation – Nonqualified Deferred Compensation” for a description of the Executive Supplemental Retirement Income Arrangements.
Perquisites
We provide certain officers, including the President and Chief Executive Officer, the Executive Vice President and Chief Lending Officer and the Senior Vice President and Chief Financial Officer, with limited perquisites similar to those provided to executives employed by our peers. All perquisites have a business purpose and are intended to further the officers’ abilities to promote the business purposes of the Company in our markets and to reflect competitive practices for similarly situated officers employed by our peers.
Director Compensation
Our outside directors are compensated through a combination of retainers and meeting fees. Outside directors also participate in our long-term equity incentive plan. Directors who are also employees of Chicopee Bancorp do not receive additional compensation for service on the Board. The level and mix of director compensation is reviewed annually by the Compensation Committee to ensure consistency with the objectives of our overall compensation philosophy. The Compensation Committee voted to not increase compensation levels for the members of the Board of Directors for 2013. See “Director Compensation” for the compensation paid to our Board of Directors in 2012.

Stock Compensation Grant and Award Practices
The Compensation Committee annually considers whether to make stock option grants and/or award other forms of equity under the 2007 Equity Incentive Plan. Future grants or awards may be made based on specific circumstances such as a new hire, a contractual commitment or a change in position or responsibility. Under the 2007 Equity Incentive Plan, as approved by the Company’s stockholders in 2007, the exercise price of a stock option is the closing market price on the date of a grant. The grant date is the date the Compensation Committee approves the award in accordance with the Plan.
As a general matter, the Compensation Committee’s process is independent of any consideration of the timing of the release of material nonpublic information, including the determination of grant dates or stock option exercise prices. The Compensation Committee’s decisions are reviewed and ratified, as appropriate, by the Board. Similarly, we have never timed the release of material nonpublic information with the purpose or intent of affecting the value of executive compensation.
Stock Ownership Requirements
We have not adopted formal stock ownership requirements for our executive officers and Board members. Massachusetts law requires that each director own Company common stock having a fair market value of not less than $1,000. However, as a practical matter, our Named Executive Officers and directors hold significant interests in our stock, whether accumulated through individual purchases or participation in stock compensation programs. See the “Stock Ownership” section in this proxy statement.
Compensation for the Named Executive Officers
The Compensation Committee reviews and approves base salaries for the Named Executive Officers in a manner consistent with the base salary guidelines applied to executive officers of the Company as a whole. In general, the Compensation Committee considers the Company’s financial performance, peer group financial performance and compensation survey data when making decisions regarding a Named Executive Officer’s compensation, including salary, bonus and awards made under the 2007 Equity Incentive Plan. See “Role of Compensation Consultants” for detailed information on the Company’s peer group.
Chief Executive Officer Compensation. In determining the President and Chief Executive Officer’s compensation, the Compensation Committee conducted a performance appraisal that reviewed the President and Chief Executive Officer’s financial, strategic and operational achievements. As a result of this assessment, the Compensation Committee, along with the support of the Board of Directors, increased the President and Chief Executive Officer’s base salary to $409,425, which represents a 3% increase effective January 1, 2013.  On December 13, 2012, the Company's Board of Directors extended the President and Chief Executive Officer 's employment agreement for an additional year so that the term of the agreement remains three years.
Our Other Named Executive Officers. The Committee increased base compensation for the other Named Executive Officers for 2013 as follows: the Executive Vice President and Chief Lending Officer by 4.5% to $230,500 and the Senior Vice President and Chief Financial Officer by 7.2% to $161,000. In addition, on December 13, 2012, the Company’s Board of Directors extended the Executive Vice President and Chief Lending Officer’s employment agreement for an additional year so that the term of the agreement remains three years. The Compensation Committee also granted stock options to all Named Executive Officers in 2012.  See "Grants of Plan-Based Awards” below for additional information on the equity awards.
We believe that the compensation for our Named Executive Officers is consistent with our compensation philosophy as described above.

Executive Compensation

Summary Compensation Table

The table below provides the total compensation paid to, or earned by, the Chairman, President and Chief Executive Officer, the Senior Vice President and Chief Financial Officer, and the Executive Vice President and Chief Lending Officer, for the years ended December 31, 2012, 2011 and 2010.

Name and Principal Position	Year	Salary ($)	Option Awards $(2)	All Other Compensation ($)(1)	Total ($)

William J. Wagner................... Chairman, President and Chief Executive Officer	2012 2011 2010	397,500 375,000 346,081	66,310 — —	73,938 314,030 290,782	537,748 689,030 636,863
Guida R. Sajdak............ Senior Vice President and Chief Financial Officer	2012 2011 2010	150,200 137,800 126,250	19,893 12,210 —	18,278 16,018 13,392	188,371 166,028 152,034
Russell J. Omer........ Executive Vice President and Chief Lending Officer	2012 2011 2010	220,500 209,500 193,250	33,155 — —	105,507 94,293 83,312	359,162 303,793 276,562
________________________________

(1)
Amounts shown for 2012 include, but are not limited to: (i) executive supplemental retirement income agreement contribution of $54,000 for the Executive Vice President and Chief Lending Officer; (ii) employee stock ownership plan allocations of $19,732, $11,921 and $19,732, respectively, for the President and Chief Executive Officer, the Senior Vice President and Chief Financial Officer and the Executive Vice President and Chief Lending Officer; (iii) supplemental executive retirement plan contributions of $26,586 and $10,034, respectively, for the President and Chief Executive Officer and the Executive Vice President and Chief Lending Officer; (iv) 401(k) Plan contributions of $10,244, $5,466 and $9,090, respectively, for the President and Chief Executive Officer, the Senior Vice President and Chief Financial Officer and the Executive Vice President and Chief Lending Officer; (v) life insurance premiums of $7,498, $891 and $3,223, respectively, for the President and Chief Executive Officer, the Senior Vice President and Chief Financial Officer and the Executive Vice President and Chief Lending Officer; and (vi) country club dues of $5,205 and $5,205, respectively, for the President and Chief Executive Officer and the Executive Vice President and Chief Lending Officer; and (vii) automobile benefit of $4,673 and $4,223, respectively for the President and Chief Executive Officer and the Executive Vice President and Chief Lending Officer.

(2)
Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For information on the assumptions used in the valuation of the options, see Note 17 to the Notes to the Financial Statements contained in the Company’s Annual Report on Form 10-K.

Employment Agreements

The Company and the Bank each maintain three-year employment agreements with the President and Chief Executive Officer and the Executive Vice President and Chief Lending Officer. The Company and Bank employment agreements may be renewed on an annual basis for an additional year beyond the then current expiration date in connection with each executive’s performance review by the Board of Directors of the Bank. The current base salaries under the employment agreements for the President and Chief Executive Officer and the Executive Vice President and Chief Lending Officer are $409,425 and $230,500, respectively. Each executive’s salary is reviewed at least annually. In addition to base salary, the employment agreements provide for, among other things, participation in stock benefits plans and other fringe benefits applicable to executive personnel. The employment agreements also provide the executives with certain payments and benefits upon termination of service. See “Potential Post-Termination or Change in Control Benefits.”

The Bank or the Company (as applicable) will pay all reasonable costs and legal fees paid or incurred by the President and Chief Executive Officer or the Executive Vice President and Chief Lending Officer in any dispute or question of interpretation relating to their employment agreements if the executives are successful on the merits in a legal judgment, arbitration or settlement. The employment agreements also provide that the Bank or the Company (as applicable) will indemnify the President and Chief Executive Officer and the Executive Vice President and Chief Lending Officer to the fullest extent legally allowable and subject the executives to a one year non-compete in the event their employment is terminated for reasons other than a change in control or cause.

Change in Control Agreement

The Bank maintains a change in control agreement with the Senior Vice President and Chief Financial Officer. The change in control agreement has a three-year term which renews daily. If, within two years after a change in control, the Senior Vice President and Chief Financial Officer involuntarily or voluntarily (upon the occurrence of circumstances specified in the agreements) terminates employment with the Bank for reasons other than for cause, she will be entitled to receive a lump sum severance payment equal to three times her average annual compensation for the five years preceding the change in control, plus continued health insurance coverage for thirty-six months from her termination date. In addition, if prior to a change in control, the Senior Vice President and Chief Financial Officer involuntarily or voluntarily (upon the occurrence of circumstances specified in the agreements) terminates employment with the Bank for reasons other than for cause, she will be entitled to receive a lump sum severance payment equal to eighteen months of base salary and she would be required to adhere to a six-month non-competition provision. See “Potential Post-Termination or Change in Control Benefits.”

Grants of Plan-Based Awards

Plan-Based Awards. The following table sets forth for the year ended December 31, 2012, certain information as to grants of plan-based awards for the Named Executive Officers.

GRANTS OF PLAN-BASED AWARDS FOR THE YEAR ENDED DECEMBER 31, 2012
Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)

William J. Wagner	1/25/2012	20,000	14.21	66,310
Guida R. Sajdak	1/25/2012	6,000	14.21	19,893
Russell J. Omer	1/25/2012	10,000	14.21	33,155

During the year ended December 31, 2012, no shares of restricted stock were awarded to our Named Executive Officers under our 2007 Equity Incentive Plan. The options awarded vest in five equal annual installments beginning on January 25, 2013.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options and stock awards that had not vested as of December 31, 2012, for each Named Executive Officer.

	Option Awards			Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
William J. Wagner	133,908	—	14.29	7/26/2017	—	—
	—	20,000	14.21	01/25/2022	—	—
Guida R. Sajdak	15,000	—	14.29	7/26/2017	—	—
	1,800	1,200	12.41	12/10/2019	—	—
	600	2,400	14.10	02/03/2021	—	—
	—	6,000	14.21	01/25/2022	—	—
Russell J. Omer	66,954	—	14.29	7/26/2017	—	—
	—	10,000	14.21	01/25/2022	—	—

(1)All stock options vest at a rate of 20% per year, beginning on the first anniversary of the date of grant.

Option Exercises and Stock Vested

The following table sets forth information regarding the value realized by our Named Executive Officers on option award exercise and stock awards vested during the year ended December 31, 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
William J. Wagner	—	$—	14,873	$218,336
Guida R. Sajdak	—	—	—	—
Russell J. Omer	—	—	8,332	122,314

Executive Supplemental Retirement Income Agreements. The Bank maintains an individual executive supplemental retirement income agreement with the President and Chief Executive Officer and the Executive Vice President and Chief Lending Officer. For the Executive Vice President and Chief Lending Officer only, the Bank makes an annual contribution to a secular grantor trust established for his benefit. The President and Chief Executive Officer’s benefit is fully funded from past Bank contributions, and accordingly, the Bank no longer makes any contributions to the secular grantor trust established for his benefit. The amount of the Bank’s annual contributions are reported in the Summary Compensation Table, and the contributions constitute taxable income to the executives. These contributions are invested at the direction of the executives to fund the executive supplemental retirement income agreement benefits. If an executive exercises withdrawal rights with respect to the contributions made to the secular grantor trust, the Bank continues to accrue “phantom” contributions to the grantor trust, but makes no further contributions to the secular trust on the participant’s behalf. Benefits may be distributed from the trust upon retirement, death or termination of service. See “Potential Post-Termination or Change in Control Benefits.”

Chicopee Bancorp, Inc. 2012 Phantom Stock Unit Award and Long-Term Incentive Plan.  The Company implemented the Chicopee Bancorp, Inc. 2012 Phantom Stock Unit Award and Long-Term Incentive Plan (the “Plan”), effective as of January 1, 2012, to promote the long-term financial success of the Company and its subsidiaries by providing a means to attract, retain and reward individuals who contribute to such success and to further align their interests with those of the Company’s stockholders.  The Plan is intended to provide benefits to the Named Executive Officers and other executive officers of the Company or any subsidiary selected by the Committee.   The Plan is administered by the Compensation Committee of the Board of Directors of the Company (“Committee”).   A total of 150,000 phantom stock units are available for awards under the Plan.  A phantom stock unit represents the right to receive a cash payment on the date the award vests (also referred to as the determination date) equal to the book value of a share of the Company’s common stock on the determination date, which is the last day of the plan year that is the end of the third plan year after the grant date of the award, unless otherwise specified by the Committee.  The settlement of a phantom stock unit on the determination date will be in cash, subject to applicable tax withholding.  Unless the Committee determines otherwise, the required period of service for full vesting will be three years, subject to acceleration of vesting in the event of the participant’s death, disability, retirement, involuntary termination without cause or the occurrence of a change in control, unless determined otherwise by the Committee.  In the event of separation of service (as defined in the Plan) for any reason other than disability, death, retirement or termination without cause, phantom stock units will be forfeited.  In the event of termination for cause, the phantom stock units granted to a participant will expire and be forfeited.  Upon separation of service due to disability, death, retirement or involuntary termination without cause, including resignation for “good reason” (as defined in the Plan), all phantom stock units will become fully vested and payment of the cash value of the phantom stock units will be made no later than 75 days after the participant’s separation of service.  In the event of a change in control, (i) the phantom stock units held by a participant will be deemed to have been fully earned, (ii) the cash value of outstanding awards will be paid no later than 10 days after the change in control, (iii) any performance measure attached to an award will be deemed satisfied as of the date of the change in control, and (iv) the cash value of the phantom stock unit will be determined by multiplying the book value of a share of Company common stock by the price-to-book value multiple of a share of the Company stock, where the price reflects the merger consideration per share.

No award was made during the fiscal year ended December 31, 2012. On January 1, 2013, the Company awarded 1,214.32 and 827.17 phantom stock units to the Executive Vice President and Chief Lending Officer and the Senior Vice President and Chief Financial Officer, respectively.  These units will cliff vest in three years, at which time the participant will receive a cash payment equal to the book value of a share of the Company’s common stock on the determination date.

Nonqualified Deferred Compensation

Supplemental Executive Retirement Plan. The Bank maintains the Chicopee Savings Bank Supplemental Executive Retirement Plan, a non-tax-qualified defined contribution retirement plan, for the purpose of providing restorative payments to executives designated by the Board of Directors who are prevented from receiving the full benefits contemplated by the employee stock ownership plan’s benefit formula and the full matching contribution under the 401(k) Plan. The President and Chief Executive Officer and the Executive Vice President and Chief Lending Officer are currently the only participants in the plan (see table below). The restorative payments under the plan consist of payments in lieu of shares that cannot be allocated to the participant’s account under the employee stock ownership plan and payments for employer matching contributions that cannot be allocated under the 401(k) Plan due to the legal limitations imposed on tax-qualified plans. In addition to providing for benefits lost under the employee stock ownership plan and 401(k) Plan as a result of limitations imposed by the Internal Revenue Code, the supplemental executive retirement plan also provides supplemental benefits to participants upon a change in control (as defined in the plan) before the complete scheduled repayment of the employee stock ownership plan loan. See “Potential Post-Termination or Change in Control Benefits.”

The following table provides information for the nonqualified deferred compensation plan in which the Named Executive Officers participated in 2012.

Name	Plan Name	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in 2012 ($)	Aggregate Balance at Last Fiscal Year End ($)

William J. Wagner	Supplemental Executive Retirement Plan	26,586	—	231,394

Russell J. Omer	Supplemental Executive Retirement Plan	10,034	—	23,763

Potential Post-Termination or Change in Control Benefits

Payments Made Upon Termination for Cause. If the President and Chief Executive Officer or the Executive Vice President and Chief Lending Officer is terminated for cause, the applicable executive will receive his base salary through the date of termination and retain the rights to any vested benefits subject to the terms of the plan or agreement under which those benefits are provided.

Under the executive supplemental income agreements for the President and Chief Executive Officer and the Executive Vice President and Chief Lending Officer, if the executive does not exercise his withdrawal rights and is terminated for cause, no further contributions to the executive’s secular grantor trust will be required of the Bank, and if not yet made, no contribution will be required for the plan year in which such termination for cause occurs. Under similar circumstances and if the executive exercises his withdrawal rights, the entire balance of the executive’s accrued benefit account at the time of the termination, which shall include any phantom contributions which have been recorded plus interest accrued on such phantom contributions, will be forfeited.

All benefits credited to the President and Chief Executive Officer and the Executive Vice President and Chief Lending Officer under the supplemental executive retirement plan are nonforfeitable under the plan and therefore will be distributed to the executive upon termination of employment for any reason.

All unvested stock awards and unvested or unexercised stock options granted under the 2007 Equity Incentive Plan will be forfeited in the event of termination for cause.

Payments Made Upon Voluntary Termination and Termination without Cause or for Good Reason. If the President and Chief Executive Officer or the Executive Vice President and Chief Lending Officer, respectively, voluntarily terminates employment under circumstances that would not constitute good reason (as defined in the applicable executive’s employment agreement), the applicable executive would be entitled to receive his compensation and vested rights and benefits up to the date of his termination. If the Company or the Bank chooses to terminate the President and Chief Executive Officer’s or the Executive Vice President and Chief Lending Officer’s employment for reasons other than for cause, or if the executive resigns from the Company or the Bank under specified circumstances that would constitute constructive termination, the applicable executive (or, upon his death, his beneficiary) would be entitled to receive a lump sum severance payment equal to his base salary due for the remaining term of his employment agreement and the contributions that would have been made on his behalf to any employee benefit plans of the Bank and the Company during the remaining term of his employment agreement. In addition, the applicable executive would also be entitled to continued life, health and dental coverage for the remaining term of the employment agreements. Upon termination of the executive’s employment under these circumstances, he must adhere to a one-year, non-competition restriction.

Under the executive supplemental retirement income agreements for the President and Chief Executive Officer and the Executive Vice President and Chief Lending Officer, if the executive does not exercise his withdrawal rights and is involuntarily terminated for any reason, including a termination due to disability but excluding termination for cause, or termination following a change in control, within ten days of the involuntary termination of employment, the Bank will be required to make an immediate lump sum contribution to the executive’s secular grantor trust in an amount equal to: (i) the full contribution required for the plan year in which the involuntary termination occurs, if not yet made, plus (ii) the present value of the lesser of (A) the next five years contributions to the secular grantor trust or (B) all remaining contributions to the secular grantor trust; provided however, that, if necessary, an amount shall be contributed to the secular grantor trust which is sufficient to provide the executive with after tax benefits beginning at the benefit date, equal in amount to that benefit which would have been payable to the executive if no secular trust had been implemented and the benefit obligation had been accrued under applicable accounting guidance. Under similar circumstances and if the executive exercises his withdrawal rights, the Bank will be required to record, within ten days of the involuntary termination of employment, a final phantom contribution in an amount equal to: (i) the full phantom contribution required for the plan year in which such involuntary termination occurs, if not yet made, plus (ii) the present value of the lesser of (A) the next five years contributions to the secular grantor trust or (B) all remaining phantom contributions.

All benefits credited to the President and Chief Executive Officer and the Executive Vice President and Chief Lending Officer under the supplemental executive retirement plan are nonforfeitable under the plan and therefore will be distributed to the executive upon termination of employment for any reason.

All unvested stock awards and unvested or unexercised stock options granted under the 2007 Equity Incentive Plan will be forfeited upon voluntary termination and termination without cause or good reason.

Payments Made Upon Disability. If the President and Chief Executive Officer or the Executive Vice President and Chief Lending Officer becomes disabled, resulting in the executive’s termination of employment, the employment agreements provide for a disability benefit equal to 100% of the executive’s bi-weekly rate of base salary as of the executive’s termination date. The executives’ disability payments will be reduced by any disability benefits paid to the executives under any policy or program maintained by the Bank and/or the Company. Disability benefits cease upon the earlier of: (1) the date an executive returns to full-time employment; (2) the executive’s death; (3) the executive’s attainment of age 65; or (4) the expiration of the executive’s employment agreement.

The Senior Vice President and Chief Financial Officer participates in the Bank’s disability plan and is entitled to benefits based on age and compensation.

Upon termination due to disability, outstanding stock options granted pursuant to our 2007 Equity Incentive Plan automatically vest and remain exercisable until the earlier of one year from the date of termination due to disability or the expiration date of the stock options. Restricted stock awards granted to these executives under the plan automatically vest upon termination due to disability.

See also discussion above in “—Payments Made Upon Voluntary Termination and Termination Without Cause or for Good Reason” for a discussion of payments made upon disability under the executive supplemental income agreements and the supplemental executive retirement plan.

Payments Made Upon Death. Under the President and Chief Executive Officer and the Executive Vice President and Chief Lending Officer’s employment agreements, the executive’s estate is entitled to receive compensation due to the executive through the last day of the calendar month in which his death occurred.

Upon termination due to death, outstanding stock options granted pursuant to our 2007 Equity Incentive Plan automatically vest and remain exercisable until the earlier of one year from the date of death or the expiration date of the stock options. Restricted stock awards granted to these executives under the plan automatically vest upon death.

Under the executive supplemental income agreement for the Executive Vice President and Chief Lending Officer, if the executive does not exercise his withdrawal rights, dies while employed by the Bank, and if, following the executive's death, the assets of the secular grantor trust are insufficient to provide the supplemental retirement income benefit to which the executive is entitled, the Bank will be required to make a contribution to the secular grantor trust equal to the sum of the remaining contributions set forth in the agreement, after taking into consideration any payments under any life insurance policies that may have been obtained on the executive's life by the secular grantor trust. The final contribution will be payable in a lump sum to the secular grantor trust within 30 days of the executive’s death. If the executive exercises his withdrawal rights and dies while employed by the Bank, phantom contributions included in the agreement shall be required of the Bank. Such phantom contributions shall commence in the plan year following the plan year in which the executive exercises his withdrawal rights and shall continue through the plan year in which the executive dies. The Bank shall also be required to record a final phantom contribution within 30 days of the executive’s death. The amount of such final phantom contribution shall be actuarially determined based on the phantom contribution required at such time (if any), in order to provide a benefit via the agreement equivalent to the supplemental retirement income benefit commencing within 30 days of the date the administrator receives notice of the executive’s death and continuing for the duration of the payout period. Pursuant to the terms of the executive supplemental income agreement, the President and Chief Executive Officer will not receive any additional employer contributions.

All benefits credited to the President and Chief Executive Officer and the Executive Vice President and Chief Lending Officer under the supplemental executive retirement plan are nonforfeitable under the plan and therefore will be distributed to each executive upon termination of employment for any reason.

Retirement. Under the President and Chief Executive Officer and the Executive Vice President and Chief Lending Officer’s employment agreements, the executive will receive the compensation due to him through his retirement date.

The Bank’s executive supplemental income agreements provide that the President and Chief Executive Officer and the Executive Vice President and Chief Lending Officer will receive a supplemental retirement income benefit following retirement at or after age 65. This benefit may be payable in a lump sum or in monthly installments over a 20-year period. In the event an executive dies at anytime after the later of: (i) his 65th birthday or (ii) the actual date the executive terminates his service with the Bank, but prior to the commencement or completion of his benefit payments, the Bank will pay the executive’s beneficiary the benefits which were due to the executive. The actual amount of each executive’s supplemental income retirement benefit will be a function of: (i) the amount and timing of contributions (or phantom contributions) to the secular grantor trust (or an accrued benefit account) and (ii) the actual investment experience of the contributions (or the monthly compounding rate of phantom contributions).

All benefits credited to the President and Chief Executive Officer and the Executive Vice President and Chief Lending Officer under the supplemental executive retirement plan are nonforfeitable under the plan and therefore will be distributed to the executive upon termination of employment for any reason.

All unvested stock awards and unvested or unexercised stock options granted under the 2007 Equity Incentive Plan will be forfeited upon retirement.

Payments Made Upon Termination Following a Change in Control. The employment agreements for the President and Chief Executive Officer and the Executive Vice President and Chief Lending Officer provide the executive with severance benefits, if within two years following a change in control of the Bank or the Company, the executive terminates employment for good reason (as defined in the agreements) or if the Bank, Company or its successor terminates the executives employment for reasons other than cause following a change in control. The severance benefit would be equal to three times the average of the executive’s annual compensation for the five preceding taxable years (the “base amount”), plus the value of the benefits the executives would have received under the Bank’s retirement plans for 36 months. Continued life, health and dental coverage would also be provided to the President and Chief Executive Officer and the Executive Vice President and Chief Lending Officer for 36 months following their termination of employment. Under the terms of the Company’s employment agreement, the President and Chief Executive Officer and the Executive Vice President and Chief Lending Officer would also be entitled to receive additional tax indemnification payments if the payments and benefits under their employment agreements or any other payments triggered liability under the Internal Revenue Code of 1986, as amended, as an excise tax constituting “excess parachute payments.” Under applicable law, the excise tax is triggered by change in control-related payments which equal or exceed three times an executive's base amount. The excise tax equals 20% of the amount of the payment in excess of one times the executive's base amount.

The change in control agreement for the Senior Vice President and Chief Financial Officer provides the executive with a severance benefit if, following a change in control of the Bank or the Company, the executive terminates employment for good reason (as defined in the agreements) or if the Bank, Company or a successor of the Company or the Bank terminates the executive’s employment for reasons other than cause within two years of a change in control. The severance benefit would be equal to three times the executive’s base amount. Continued life, health, dental and disability coverage would also be provided to the executive for 36 months following her termination of employment. However, the change in agreements provide that the total value of the benefits provided and payments made to the executive in connection with a change in control may not exceed three times the executive’s base amount (“280G Limit”). In addition, if prior to a change in control, the executive terminates employment for good reason (as defined in the agreements) or if the Bank, Company or a successor of the Company or the Bank terminates the executive’s employment for reasons other than cause, she will be entitled to receive a lump sum severance payment equal to eighteen months of base salary and she would be required to adhere to a six-month, non-competition provision.

Under the Executive Vice President and Chief Lending Officer’s executive supplemental income agreement, if the executive does not exercise his withdrawal rights and a change in control occurs at the Bank, followed within 36 months by either (i) the executive's involuntary termination of employment, or (ii) the executive's voluntary termination of employment under circumstances set forth in the agreement, the Bank is required to make a final contribution to the secular grantor trust within ten days of the executive’s termination of employment equal to the present value of all remaining contributions which would have been required to be made on behalf of the executive if the executive had remained in the employ of the Bank until the benefit date; provided, however, in no event shall the contribution be less than an amount which is sufficient to provide the executive with after-tax benefits beginning at his benefit age, equal in amount to that benefit which would have been payable to the executive if no secular trust had been implemented and the benefit obligation had been accrued under applicable accounting guidance. Under similar circumstances and if the executive exercises his withdrawal rights, the Bank shall be required to record a lump sum phantom contribution in the accrued benefit account within ten days of the executive’s termination of employment. The amount of such final phantom contribution shall be actuarially determined based on the phantom contribution required, at such time, in order to provide a benefit via the agreement equivalent to the supplemental retirement income benefit, on an after-tax basis, commencing on the executive's benefit commencement date and continuing for the duration of the payout period. The President and Chief Executive Officer is not entitled to any additional employer contributions to his executive supplemental income agreement.

Under the terms of our employee stock ownership plan, upon a change in control (as defined in the plan), the plan will terminate and the plan trustee will repay in full any outstanding acquisition loan. After repayment of the acquisition loan, all remaining shares of our stock held in the loan suspense account, all other stock or securities, and any cash proceeds from the sale or other disposition of any shares of our stock held in the loan suspense account will be allocated among the accounts of all participants in the plan who were employed by us on the date immediately preceding the effective date of the change in control. The allocations of shares or cash proceeds shall be credited to each eligible participant in proportion to the opening balances in their accounts as of the first day of the valuation period in which the change in control occurred. Unlike the payments made under the employment agreements, change in control agreement, and non-qualified defined compensation arrangements, payments under our employee stock ownership plan are not categorized as parachute payments and therefore not subject to each executive’s 280G Limit.

We maintain a supplemental executive retirement plan that provides the President and Chief Executive Officer and the Executive Vice President and Chief Lending Officer with a cash payment in the event of a change in control equal to the benefit the executive would have received under our employee stock ownership plan, had the executive remained employed throughout the term of the loan, less the benefits actually provided under the employee stock ownership plan on the executive’s behalf. All benefits credited to the President and Chief Executive Officer and the Executive Vice President and Chief Lending Officer under the supplemental executive retirement plan are nonforfeitable under the plan and therefore will be distributed to the executive upon termination of employment for any reason.

In the event of a change in control of the Company or the Bank, outstanding stock options granted pursuant to our 2007 Equity Incentive Plan automatically vest and, if the option holder is terminated other than for cause within 12 months of the change in control, will remain exercisable until the expiration date of the stock options. Restricted stock awards granted to executives under the plan also vest in full upon a change in control. The value of the accelerated options and restricted stock grants count towards each executive’s 280G Limit.

Potential Post-Termination or Change in Control Benefits Tables. The amount of compensation payable to each Named Executive Officer upon termination for cause, termination without cause, change in control with termination of employment, disability and retirement is shown below. The amounts shown assume that such termination was effective as of December 31, 2012, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The amounts do not include the executive’s account balances in the Bank’s tax-qualified retirement plans or executive account balances in the supplemental income agreements to which each executive has a non-forfeitable interest. The amounts shown relating to unvested options and awards are based upon the closing price of the Company’s common stock on December 31, 2012, of $15.89 per share. The actual amounts to be paid out can only be determined at the time of such executive’s separation from Chicopee Bancorp.

Potential Post-Termination or Change in Control Benefits

Under the terms of their employment and change in control agreements, the President and Chief Executive Officer, the Executive Vice President and Chief Lending Officer and the Senior Vice President and Chief Financial Officer are entitled to certain payments upon a termination of employment, including a termination of employment following a change in control. Set forth below is information as of December 31, 2012, regarding estimated potential payments to the President and Chief Executive Officer, the Executive Vice President and Chief Lending Officer and the Senior Vice President and Chief Financial Officer following a termination of employment. The actual amount of each payment can only be determined at the time of such executive’s termination of employment.

The amounts shown below do not include the executive’s account balances in the Bank’s tax-qualified retirement plans or the President and Chief Executive Officer and the Executive Vice President and Chief Lending Officer’s account balances in the SERP or executive supplemental income agreements to which each executive has a non-forfeitable interest. For a description of the estimated severance payments as shown in the tables below, please see the explanations provided above in this section.

The following table provides the amount of compensation payable to the President and Chief Executive Officer for each of the situations listed below.

	Payments Due Upon
Payment and Benefit	Termination For Cause	Termination Without Cause or for Good Reason	Change in Control With Termination of Employment	Disability	Retirement	Death
Employment Agreement	$—	$ 1,402,175(1)	$ 5,698,198(2)	$—	$—	—
SERP	—	—	914,724	—	—	—
2007 Equity Incentive Plan	—	—	33,600	33,600	—	33,600
Executive Supplemental Income Agreement	—	—	—	—	—	—

(1)	This amount includes the employer’s cost for continued health and other insurance coverages.

(2)
This amount includes the employer’s cost for continued health and other insurance coverages. In addition, this amount includes a tax indemnification payment of $1,688,818 pursuant to the terms of his employment agreement and Section 280G of the Internal Revenue Code of 1986, as amended.

The following table provides the amount of compensation payable to the Executive Vice President and Chief Lending Officer for each of the situations listed below.

	Payments Due Upon
Payment and Benefit	Termination For Cause	Termination Without Cause or for Good Reason	Change in Control With Termination of Employment	Disability	Retirement	Death
Employment Agreement	$—	$ 867,057(1)	$ 2,834,679(2)	$571,095	$—	—
SERP	—	—	424,602	—	—	—
2007 Equity Incentive Plan	—	—	16,800	16,800	—	16,800
Executive Supplemental Income Agreement	—	114,984(3)	114,984(4)	114,984	—	119,994(5)

(1)	This amount includes the employer’s cost for continued health and other insurance coverages.

(2)
This amount includes the employer’s cost for continued health and other insurance coverages. In addition, this amount includes a tax indemnification payment of $854,417 pursuant to the terms of his employment agreement and Section 280G of the Internal Revenue Code of 1986, as amended.

(3)
The Company has not taken into account the minimum contribution necessary to provide the executive with an after-tax benefit equal in amount to that benefit which would have been payable to the executive if no secular trust had been implemented and the benefit obligation had been accrued under APB Opinion No. 12, as amended by FAS 106.  In addition, for purposes of the present value calculations, the Company has assumed a discount rate of 8% in order to be consistent with the agreement.

(4)
The executive has not reached retirement age (age 65) and no benefits are payable until age 65.  In the event that a participant voluntarily terminates prior to age 65, beginning at age 65, the executive would receive the accrued benefit account annuitized into monthly installments over the payout period as outlined in the agreement.

(5)	The Company has not taken into account any payments under any life insurance policies that may have been obtained on the executive’s life by the trust.
The following table provides the amount of compensation payable to the Senior Vice President and Chief Financial Officer for each of the situations listed below.

Payment and Benefit	Termination For Cause	Termination Without Cause or for Good Reason	Change in Control With Termination of Employment	Disability	Retirement	Death
Change in Control Agreement	$—	$—	$296,658	$ 2,603,597(1)	$—	$—
2007 Equity Incentive Plan	—	—	18,552	18,552	—	18,552

(1)	Benefit based on Bank disability insurance plan that provides a benefit of 66 2/3% of compensation until normal retirement age. Benefit will be paid over 26 years.

Other Information Relating to Directors and Executive Officers

Section 16(a) Beneficial Ownership Reporting Compliance

Our common stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended. Our executive officers and directors and beneficial owners of greater than 10% of our common stock are required to file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of our common stock. Securities and Exchange Commission rules require disclosure in a company’s annual proxy statement and annual report on Form 10-K of the failure of an executive officer, director or 10% beneficial owner of our common stock to file a Form 3, 4 or 5 on a timely basis. Based on our review of ownership reports, no executive officer, director or 10% beneficial owner of our common stock failed to file such ownership reports on a timely basis for the year ended December 31, 2012.

Policies and Procedures for Approval of Related Persons Transactions

The Audit Committee has adopted a written policy which provides procedures for the review, approval and/or ratification of certain transactions required to be reported under applicable rules of the SEC. Under these procedures, related party consists of directors, executive officers, persons or entities known to the Company to be the beneficial owner of more than five percent of the outstanding class of the voting securities of the Company or immediate family members. Pursuant to the Audit Committee Charter, unless otherwise reviewed and approved by a committee of independent directors, the Audit Committee shall review and approve all related party transactions.
Transactions with Related Persons

Loans or Extensions of Credit. A number of the Company’s directors and their associates are customers of the Bank. All extensions of credit made to them are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others, and do not involve more than normal risk of collectability or present other unfavorable features. None of such credits are past due or are classified as non-accrual, restructured or potential problem loans.

Submission of Business Proposals and Stockholder Nominations

The Company must receive proposals that stockholders seek to include in the proxy statement for the Company’s next annual meeting no later than December 19, 2013. If next year’s annual meeting is held on a date more than 30 calendar days from May 29, 2014, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s bylaws provide that, in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice of such nominations and/or proposals to the Corporate Secretary not less than 120 days in advance of the first anniversary of the date of the Company’s proxy statement for the previous years’ annual meeting. However, if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from date of the previous year’s annual meeting and in connection with the first annual meeting following the conversion, then such notice must be received not later than the close of business of the tenth day following the day on which notice of the date of the annual meeting was mailed to stockholders or prior public disclosure of the meeting date was made. A copy of the bylaws may be obtained from the Company.

Stockholder Communications

The Company encourages stockholder communications to the Board of Directors and/or individual directors. All communications from stockholders should be addressed to Chicopee Bancorp, Inc., P.O. Box 300, 70 Center Street, Chicopee, Massachusetts 01014. Communications to the Board of Directors should be in the care of Theresa C. Szlosek,

Corporate Secretary. Communications to individual directors should be sent to such director at the Company’s address. Stockholders who wish to communicate with a Committee of the Board should send their communications to the care of the Chair of the particular committee, with a copy to Thomas Bardon, the Chair of the Nominating and Corporate Governance Committee. It is in the discretion of the Nominating and Corporate Governance Committee whether any communication sent to the full Board should be brought before the full Board.

Miscellaneous

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. Additionally, directors, officers and other employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.

The Company’s Annual Report to Stockholders has been included with this proxy statement. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.

A copy of the Company’s Annual Report on Form 10-K, without exhibits, for the year ended December 31, 2012, as filed with the Securities and Exchange Commission, will be furnished without charge to persons who were stockholders as of the close of business on April 1, 2013, upon written request to Theresa C. Szlosek, Corporate Secretary, Chicopee Bancorp, Inc., 70 Center Street, Chicopee, Massachusetts 01013.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

Important Notice Regarding the Availability of Proxy Materials

The Company’s Proxy Statement, the Notice of the Annual Meeting of Stockholders, and the 2012 Annual Report to Stockholders are each available on the Internet at www.cfpproxy.com/6036.

BY ORDER OF THE BOARD OF DIRECTORS
Theresa C. Szlosek
Corporate Secretary

Chicopee, Massachusetts
April 18, 2013

REVOCABLE PROXY
CHICOPEE BANCORP, INC.
ANNUAL MEETING OF STOCKHOLDERS
May 29, 2013
1:00 p.m., Local Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the official proxy committee of Chicopee Bancorp, Inc. (the “Company”), consisting of William Giokas, Gregg Orlen and James Bugbee or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders to be held on May 29, 2013, at 1:00 p.m., local time, at Storrowton Tavern Carriage House, 1305 Memorial Avenue, West Springfield, Massachusetts, and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as indicated on the reverse side of this proxy:

1.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

James Lynch, William Masse and William Wagner

FOR ALL
FOR            WITHHOLD            EXCEPT
☐             ☐                 ☐

INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.

_____________________________________________________________________________________________

2.	The ratification of the appointment of Berry Dunn McNeil & Parker, LLC as independent registered public accounting firm of Chicopee Bancorp, Inc. for the fiscal year ending December 31, 2013.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	A non-binding, advisory resolution to approve the compensation of the Company’s Named Executive Officers.

FOR	AGAINST	ABSTAIN
☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

Important Notice Regarding the Availability of Proxy Materials

The Company’s Proxy Statement, the Notice of the Annual Meeting of Stockholders, and the 2012 Annual Report to Stockholders are each available on the Internet at www.cfpproxy.com/6036.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the proposals listed. If other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the proxy committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the meeting.

Dated: _____________________________        __________________________________
SIGNATURE OF STOCKHOLDER

__________________________________
SIGNATURE OF CO-HOLDER (IF ANY)

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.
_____________________________

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

REVOCABLE PROXY
CHICOPEE BANCORP, INC.
ANNUAL MEETING OF STOCKHOLDERS
May 29, 2013
1:00 p.m., Local Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the official proxy committee of Chicopee Bancorp, Inc. (the “Company”), consisting of William Giokas, Gregg Orlen and James Bugbee or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders to be held on May 29, 2013, at 1:00 p.m., local time, at Storrowton Tavern Carriage House, 1305 Memorial Avenue, West Springfield, Massachusetts, and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as indicated on the reverse side of this proxy:

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the proposals listed. If other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the proxy committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the meeting.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR
VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
CHICOPEE BANCORP, INC. — ANNUAL MEETING
MAY 29, 2013

YOUR VOTE IS IMPORTANT!

Important Notice Regarding the Availability of Proxy Materials

The Company’s Proxy Statement, the Notice of the Annual Meeting of Stockholders, and the 2012 Annual Report to Stockholders are each available on the Internet at www.cfpproxy.com/6036.

You can vote in one of three ways:

1.	Call toll free 1-866-627-2456 on a Touch Tone telephone. There is NO CHARGE to you for this call.

or
2.Via the internet at http://www.rtcoproxy.com/cbnk and follow the instructions.

or
3.Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

1.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

James Lynch, William Masse and William Wagner

FOR ALL
FOR            WITHHOLD            EXCEPT
☐             ☐                 ☐

INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.

________________________________________________________________________________

2.	The ratification of the appointment of Berry Dunn McNeil & Parker, LLC as independent registered public accounting firm of Chicopee Bancorp, Inc. for the fiscal year ending December 31, 2013.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	A non-binding, advisory resolution to approve the compensation of the Company’s Named Executive Officers.

FOR	AGAINST	ABSTAIN
☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

Dated: _____________________________        __________________________________
SIGNATURE OF STOCKHOLDER

__________________________________
SIGNATURE OF CO-HOLDER (IF ANY)

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1.	By Telephone (using a touch-tone phone);or

2.	By Internet; or

3.	By Mail.
A telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and internet votes must be cast prior to 3 a.m., May 29, 2013. It is not necessary to return this proxy if you vote by telephone or internet.

VOTE BY TELEPHONE    VOTE BY INTERNET
Call Toll-Free on a Touch-Tone Phone,    anytime prior to
anytime prior to 3 a.m., May 29, 2013    3 a.m., May 29, 2013 go to
1-866-627-2456    http://www.rtcoproxy.com/cbnk

Please note that the last vote received, whether by telephone, internet or by mail, will be the vote counted.

Important Notice Regarding the Availability of Proxy Materials

The Company’s Proxy Statement, the Notice of the Annual Meeting of Stockholders, and the 2012 Annual Report to Stockholders are each available on the Internet at www.cfpproxy.com/6036.

VOTING INSTRUCTION CARD
CHICOPEE BANCORP, INC
ESOP
ANNUAL MEETING OF STOCKHOLDERS

May 29, 2013
1:00 p.m., Local Time
_______________________________

The undersigned hereby directs the Trustee(s) to vote all shares of common stock of Chicopee Bancorp, Inc. (the “Company”) allocated to the undersigned’s account(s), for which the undersigned is entitled to direct the voting at the Annual Meeting of Stockholders to be held on May 29, 2013, at 1:00 p.m., local time, at Storrowton Tavern Carriage House, 1305 Memorial Avenue, West Springfield, Massachusetts, and at any adjournments thereof, as follows:

1.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the below are complied with).

James Lynch, William Masse and William Wagner
FOR ALL
FOR            WITHHOLD            EXCEPT
☐             ☐                 ☐

INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.

     ___________________________________________________________________________________

2.	The ratification of the appointment of Berry Dunn McNeil & Parker, LLC as independent registered public accounting firm of Chicopee Bancorp, Inc. for the fiscal year ending December 31, 2013.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	A non-binding, advisory resolution to approve the compensation of the Company’s named executive officers.

FOR	AGAINST	ABSTAIN
☐	☐	☐

If any other business is brought before the Annual Meeting, this card will be voted by the Trustee in a manner intended to represent the best interest of participants and beneficiaries of the ESOP. At the present time, the Company knows of no other business to be brought before the Annual Meeting.

If you do not return this form in a timely manner, shares representing your interest in said plan will be voted in a manner calculated to most accurately reflect the instructions the Trustee has received from participants regarding voting shares of allocated Company stock, subject to the determination that such a vote is for the exclusive benefit of plan participants and beneficiaries. Abstentions will be similarly treated, but solely with respect to the proposal for which an abstention is marked.

IF NO INSTRUCTIONS ARE SPECIFIED AND THIS FORM IS RETURNED SIGNED, THIS VOTE AUTHORIZATION FORM WILL BE CONSIDERED A VOTE FOR EACH OF THE LISTED PROPOSALS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

Date: _____________________________            __________________________________
Participant sign above

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE BY NO LATER THAN MAY 22, 2013.

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

YOUR VOTE IS IMPORTANT!

Important Notice Regarding the Availability of Proxy Materials

The Company’s Proxy Statement, the Notice of the Annual Meeting of Stockholders, and the 2012 Annual Report to Stockholders are each available on the Internet at www.cfpproxy.com/6036.

You can vote in one of three ways:

1.	Call toll free 1-866-627-2456 on a Touch Tone telephone. There is NO CHARGE to you for this call.

or

2.	Via the internet at http://www.rtcoproxy.com/cbnk and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1.	By Telephone (using a touch-tone phone);or

2.	By Internet; or

3.	By Mail.

A telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and internet votes must be cast prior to 3 a.m., May 29, 2013. It is not necessary to return this proxy if you vote by telephone or internet.
VOTE BY TELEPHONE    VOTE BY INTERNET
Call Toll-Free on a Touch-Tone Phone,    anytime prior to
anytime prior to 3 a.m., May 29, 2013    3 a.m., May 29, 2013 go to
1-866-627-2456    http://www.rtcoproxy.com/cbnk

Please note that the last vote received, whether by telephone, internet or by mail, will be the vote counted.
On-line annual meeting materials are available at http://www.cfpproxy.com/6036.